Exhibit 99.1

May 29, 2012 09:49 AM Eastern Daylight Time

CAMAC Energy Signs Licenses for Two Exploration Blocks in Gambia

HOUSTON--(BUSINESS WIRE)--CAMAC Energy Inc. (NYSE Amex: CAK) today announced that it has signed Petroleum Exploration, Development & Production Licenses with The Republic of The Gambia for two previously awarded offshore exploration blocks, A2 and A5 (“the Blocks”). The Blocks, which are contiguous, cover a combined area of approximately 2,666 square kilometers and are located in water depths of between 600 and 1,000 meters. The Blocks are immediately east of deep water Blocks A1 and A4, both of which are operated by African Petroleum Corporation (AO: AOQ).

CAMAC Energy is the operator with a 100% interest in each Block. The Gambia National Petroleum Company has the right to elect to participate up to a 15% interest, following approval of a development and production plan. The Company is responsible for all expenditures prior to such approval even if the GNPC elects to participate. During the initial four year exploration phase, CAMAC Energy will conduct surveys, acquire and interpret 2D and 3D seismic data, identify prospects for future drilling and drill one exploration well on each of the Blocks.

Segun Omidele, Senior Vice President, Exploration and Production, commented, “With these two blocks in Gambia, the four blocks in Kenya announced earlier this month, and our position in deep water Nigeria, CAMAC Energy is now a significant participant in highly prospective oil and gas basins in both East and West Africa. Our exploration and development programs in these areas have the potential to create substantial value for our investors, our host countries and other stakeholders. In addition, we will continue to strategically pursue opportunities to add to our exploration portfolio in both East and West Africa.”

About CAMAC Energy Inc.

CAMAC Energy Inc. (NYSE Amex: CAK) is a U.S.-based energy company engaged in the exploration, development and production of oil and gas. The Company currently has operations in Nigeria and, through its Pacific Asia Petroleum subsidiaries, in China. The Company's principal assets include interests in OML 120 and OML 121, offshore oil and gas leases in deep water Nigeria which include the currently producing Oyo Oilfield, and a 100% interest in the Zijinshan Block gas asset located in the Shanxi Province, China. CAMAC Energy is currently pursuing additions to its exploration portfolio in East and West Africa and has recently acquired exploration acreage in Kenya and Gambia. The Company was founded in 2005 and has offices in Houston, Texas, Beijing, China, and Lagos, Nigeria.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” relating to the business of CAMAC Energy Inc. and its subsidiaries. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding: the general ability of CAMAC Energy Inc. to achieve its commercial objectives; the business strategy, plans and objectives of CAMAC Energy Inc. and its subsidiaries; the completion of potential transactions; and any other statements of non-historical information. Words such as “anticipates,” “expects,” “plans,” “projects,” “believes,” “seeks,” “estimates,” and similar expressions are intended to identify such forward-looking statements. The statements are based upon management’s current expectations, estimates and projections, are not guarantees of future performance, and are subject to a variety of risks, uncertainties and other factors, some of which are beyond CAMAC Energy Inc.’s control and are difficult to predict, including those discussed in CAMAC Energy Inc.'s periodic reports that are filed with the SEC and available on its website (http://www.sec.gov). You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, CAMAC Energy Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Media:
CAMAC Energy Inc.
Cristy Taylor, 713-797-2940
PR@camacenergy.com
or
Investor Relations:
ICR
832-209-1419
IR@camacenergy.com
or
Liviakis Financial Communications, Inc.
John Liviakis, CEO
415-389-4670